Exhibit 10.2

PROMISSORY NOTE

$824,371.06	Date: [ ], 2025

FOR VALUE RECEIVED, Aditxt, Inc., a Delaware corporation, (“Maker”) promises to pay to Aldevron, LLC a Delaware corporation, the principal sum of Eight Hundred Twenty Four Thousand Dollars and Six Cents ($824,371.06) (the “Principal Amount”), at the terms set forth below:

1. Interest. The Principal Amount shall not bear interest unless the Principal Amount is not repaid by the Maturity Date, in which case interest shall accrue from and after the Maturity Date at the rate of 1.5% per annum. All interest payable under this Note shall be computed on the basis of a three hundred sixty five (365) day year for the actual number of days elapsed.

2. Term and Manner of Payments. The Principal Amount under this Note shall be due and payable in full on May 16, 2025 (the “Maturity Date”).

3. Event of Default. The Maker shall not be considered in default under this Note until sixty (60) days after the Maturity Date.

4. Representations and Warranties of Holder

In order to induce the Maker to enter into and issue this Note to the Holder, the Holder hereby represents and warrants to, and agrees with, the Maker that:

(a) The Note will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

(b) The Holder is an “accredited investor” under Rule 501 of Regulation D promulgated under the Act.

5. Subordination.

(a) Anything in this Note to the contrary notwithstanding, the payment of the principal amount of and interest on this Note and all other amounts payable by Maker hereunder (all of the foregoing, the “Subordinated Obligations”) shall be subordinate and junior to and subject in right of payment to the payment in full of all other debt for borrowed money of Maker (the “Senior Debt”).

(b) Anything in this Note to the contrary notwithstanding, in the event of the institution of any bankruptcy or other insolvency proceeding relative to Maker, then (i) the holders of Senior Debt shall be entitled to receive payment in full of all Senior Debt before any payments are made on account of the Subordinated Obligations; and (ii) any payment or distribution of any kind or character and from whatever source, whether in cash, property or securities, by setoff or otherwise, which may be payable or deliverable in such proceedings in respect of the Subordinated Obligations shall (notwithstanding any other provision of this Note) be paid or delivered by the maker of such payment or distribution, whether a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, directly to the holders of the Senior Debt to the extent necessary to make payment in full of all Senior Debt remaining unpaid.

6. Governing Law. This Note shall be governed by and construed under the laws of the State of New York, without reference to principles of conflict of laws or choice of laws. Any litigation arising under this Note shall be brought only in the courts of the city and state of New York or the courts of the United States which are situated in the city and state of New York and Parties consent to and confer personal jurisdiction upon the courts of the State of New York or the courts of the United States which are situated in the State of New York, and expressly waives any objections as to venue in any such courts.

7. Transfer. Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Maker’s prior written consent, which the Maker may withhold in its sole discretion. Subject to the foregoing, the rights and obligations of the Maker and Holder under this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

MAKER:

Aditxt, Inc.,
a Delaware corporation

By:
Name:	Amro Albanna
Title:	Chief Executive Officer

HOLDER:

Aldevron, LLC,
a New Hampshire limited liability company

By:
Name:	Courtney Tornow
Title:	Chief Financial Officer